UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 13, 2015
LDR HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or Other Jurisdiction of Incorporation)	001-36095 (Commission File Number)	20-3933262 (I.R.S. Employer Identification No.)
13785 Research Boulevard, Suite 200 Austin, Texas 78750 (Address of Principal Executive Offices)		78750 (Zip Code)
Registrant’s telephone number including area code: (512) 344-3333
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01    Entry into a Material Definitive Agreement.
On August 13, 2015, LDR Holding Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 2,000,000 shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share (the “Shares”), all of which are being sold by the Company. The offering price to the public is $40.00 per share and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Purchase Agreement at a price of $38.00 per share. Under the terms of the Purchase Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 300,000 additional shares of Common Stock.
The Shares and any additional shares of Common Stock purchased by the Underwriters under their option to purchase additional shares will be sold pursuant to an effective registration statement on Form S-3 (File No. 333-199882) (the “Registration Statement”), which the Securities and Exchange Commission declared effective on December 9, 2014, and a prospectus dated December 9, 2014 included in the Registration Statement, as supplemented by a prospectus supplement dated August 13, 2015. The closing of the Offering and the delivery of the Shares are expected to take place on August 18, 2015, subject to the satisfaction of customary closing conditions.
The Company expects to receive net proceeds from the offering of approximately $75.1 million, or approximately $86.5 million if the Underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the offering for (i) the continued expansion of its sales and marketing efforts in the United States and internationally, including its continued launch of Mobi-C in the United States, (ii) investments in research and development, (iii) potential acquisitions of complementary technologies, (iv) the repayment of approximately $18.2 million of debt and (v) working capital and other general corporate purposes.
The Purchase Agreement contains customary representations, warranties, covenants, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties.
A copy of the legal opinion of Andrews Kurth LLP, relating to the validity of the shares to be issued and sold in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1	Purchase Agreement, dated August 13, 2015, by and between LDR Holding Corporation and Piper Jaffray & Co., as representative of the several underwriters named therein.
5.1	Opinion of Andrews Kurth LLP
23.1	Consent of Andrews Kurth LLP (included in its opinion filed as Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LDR HOLDING CORPORATION

Date:	August 14, 2015	By:	/s/ Robert McNamara
		Name:	Robert McNamara
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Purchase Agreement, dated August 13, 2015, by and between LDR Holding Corporation and Piper Jaffray & Co., as representative of the several underwriters named therein.
5.1	Opinion of Andrews Kurth LLP
23.1	Consent of Andrews Kurth LLP (included in its opinion filed as Exhibit 5.1)